Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY REVISES FIRST QUARTER 2016

FINANCIAL AND OPERATING RESULTS

AUSTIN, Texas, May 4, 2016 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) earlier today announced in a press release (the “Original Release”) financial and operating results for the quarter ended March 31, 2016. Subsequent to the issuance of the Original Release, the Company determined that an entry relating to certain derivative income that will be realized in subsequent periods was incorrectly realized in the quarter ended March 31, 2016. The entry affected net income and adjusted EBITDAX, among other financial results. As a result, the Company has revised its financial results for the quarter ended March 31, 2016 as set forth in this revised release. The Company has posted to its website a presentation that supplements the information in this revised release.

First Quarter 2016 Highlights and Recent Developments

•	Net production averaged 29.1 MBoe/d, up 15% versus 4Q15 and 54% year-over-year.

•	Daily oil production increased 20% quarter-over-quarter and 70% year-over-year, with oil volumes representing 65% of total production in 1Q16.

•	Parsley announced agreements to acquire 22,908 net acres in the Southern Delaware and Midland Basins for approximately $359 million in cash. At the time of announcement in early April, estimated production from the acquired properties was approximately 2,300 Boe/d. Acquired assets also include six horizontal wells in various stages of drilling and completion.

•	Lease operating expense (“LOE”) per Boe decreased for the fourth consecutive quarter, down 6% versus 4Q15 to $5.25.

•	The Company’s bank lending group affirmed Parsley’s borrowing base of $575 million, reflecting the Company’s strong financial position.

•	As of March 31, 2016, pro forma for the acquisitions announced and equity offering completed in April, the Company had $164 million of cash on hand, $738 million of liquidity, and a net debt to annualized adjusted EBITDAX ratio of 1.7x.

•	Moody’s upgraded Parsley’s Corporate Family Rating to B2 from B3 and upgraded the rating on the Company’s senior unsecured notes to B3 from Caa1.

“The momentum we built last year carried over to the first quarter of 2016,” said Bryan Sheffield, Parsley’s President and CEO. “With oil prices rebounding and costs still declining, our decision to maintain a steady activity pace is paying off as we deliver robust production growth in a healthy-return environment. In addition, we are thrilled to have added meaningfully to our core acreage positions in both the Midland and Southern Delaware Basins in recent weeks. All in all, Parsley Energy is off to a great start in 2016, with a number of exciting projects on the horizon as we ramp up in the Southern Delaware and delineate new target intervals in the Midland Basin.”

Operational Highlights

During the first quarter, Parsley spud 20 and completed 15 gross operated horizontal wells with an average working interest of 92%.

The Company’s first operated horizontal well in the Southern Delaware Basin, the Trees State 16-1H, continues to show a strong production trajectory, as does the non-operated Cilantro 2524-C3-1H, drilled onto the northwest corner of Parsley’s Southern Delaware acreage position. At the 120-day mark and when normalized to a 7,000’ lateral, both wells are tracking at least 25% above the Company’s 1 million Boe EUR type curve for Midland Basin Wolfcamp A/B wells.

Among the wells that achieved 30-day peak production periods since the Company’s last quarterly update, the Atkins 14-11-4202H, completed on a three-well pad in Upton County, established a Company-record 30-day IP rate for a Wolfcamp A well at 1,883 Boe/d or 242 Boe/d per thousand completed feet. The three wells that comprise this pad project, two of which were completed in the Wolfcamp B formation, produced more than 97,000 barrels of oil during their respective peak 30-day periods.

Parsley’s Wolfcamp A and Wolfcamp B wells with longer production histories continue to show encouraging decline rates, supporting cumulative production profiles that in aggregate track above those implied by the Company’s 1 MMBoe EUR Wolfcamp A/B type curve, which corresponds to a 7,000’ completed lateral. Wolfcamp wells with 180 and 360 days of production are outperforming the type curve by 3% and 10%, respectively.

Financial Highlights

During the first quarter of 2016, the Company recorded a net loss attributable to its stockholders of $19.4 million, or $0.14 per weighted average share. Excluding non-recurring items on a tax-adjusted basis and adding back the non-controlling interest allocated to Class B stockholders, the adjusted net loss for the first quarter of 2016 was $5.3 million, or $0.03 per diluted share.

Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense for the first quarter of 2016 was $55.4 million, down just 5% compared to the fourth quarter of 2015 despite significantly lower oil prices on average during 1Q16. (“Adjusted EBITDAX” and “adjusted net loss” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measures of adjusted net loss and adjusted EBITDAX to GAAP financial measures.)

LOE per Boe decreased from $5.57 in 4Q15 to $5.25 in 1Q16, driven by ongoing buildout of the Company’s in-house gathering and disposal system and electrification projects that reduce fuel and power costs and boost well run-times. Cash G&A per Boe increased from $4.41 in 4Q15 to $6.25 in 1Q16, burdened by a full-year vacation accrual as well as relocation expenses associated with moving departments from Midland to Austin. Depreciation, depletion, and amortization expense per Boe decreased from $21.74 in 4Q15 to $18.66 in the first quarter of 2016 as reserve growth outpaced strong production growth.

Parsley reported development expenditures of $110 million in 1Q16. Reported capital expenditures include costs associated with the horizontal drilling activity noted above, as well as one vertical well and three saltwater disposal wells.

Liquidity Update

As of March 31, 2016 pro forma for the acquisitions announced and equity offering completed in April, the Company had approximately $738 million of liquidity—consisting of $164 million of cash on hand and an undrawn amount of $575 million on the Company’s revolver—and a net debt to annualized EBITDAX ratio of 1.7x.

Hedging Update

Parsley maintains an active hedging program to reduce the variability of its anticipated cash flows arising from fluctuations in commodity prices. The Company remains well-hedged, with close to 100% of anticipated oil volumes hedged this year and a significant hedge position in 2017, as well. For details on Parsley’s hedging position, please see the investor presentation on the Company’s website and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the period ended March 31, 2016.

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the first quarter of 2016 on Thursday, May 5 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through May 11 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13635001. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including our Annual Report on Form 10-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc.

Selected Operating Data

(Unaudited)

	Three months ended
	March 31,	March 31,
	2016	2015
Net production volumes:
Oil (MBbls)	1,731	1,009
Natural gas (MMcf)	2,944	2,302
NGLs (MBbls)	425	310

Total (MBoe)(1)	2,647	1,703

Average net daily production (Boe/d)	29,088	18,919

Average sales prices(2):
Oil, without realized derivatives (per Bbl)	$30.06	$43.30
Oil, with realized derivatives (per Bbl)	46.73	55.71
Natural gas, without realized derivatives (per Mcf)	1.88	3.02
Natural gas, with realized derivatives (per Mcf)	1.88	3.22
NGLs (per Bbl)	11.04	14.73

Total, without realized derivatives (per Boe)	$23.52	$32.42
Total, with realized derivatives (per Boe)	$34.42	$40.04

Average costs (per Boe):
Lease operating expenses	$5.25	$9.63
Production and ad valorem taxes	$1.58	$2.64
Depreciation, depletion and amortization	$18.66	$21.95
General and administrative expenses (including stock-based compensation)	$7.29	$7.62
General and administrative expenses (cash based)	$6.25	$6.66

(1)	One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)	Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of our realized commodity hedging transactions. Our calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2016	2015
Revenues
Oil sales	$52,031	$43,688
Natural gas sales	5,543	6,956
Natural gas liquids sales	4,694	4,567

Total revenues	62,268	55,211
Operating expenses
Lease operating expenses	13,898	16,398
Production and ad valorem taxes	4,195	4,495
Depreciation, depletion and amortization	49,384	37,381
General and administrative expenses (including stock-based compensation)	19,299	12,981
Exploration costs	688	3,219
Accretion of asset retirement obligations	170	249
Rig termination costs	—	5,100
Other operating expenses	896	—

Total operating expenses	88,530	79,823

Operating loss	(26,262)	(24,612)

Other income (expense)
Interest expense, net	(11,289)	(11,841)
Gain on sale of property	350	—
Derivative income	2,088	7,142
Other income (expense)	(146)	279

Total other income (expense), net	(8,997)	(4,420)

Loss before income taxes	(35,259)	(29,032)
Income tax benefit	9,568	5,474

Net loss	(25,691)	(23,558)

Less: Net loss attributable to noncontrolling interest	6,337	6,534

Net loss attributable to Parsley Energy, Inc. stockholders	$(19,354)	$(17,024)

Net loss per common share:
Basic	($0.14)	($0.17)
Diluted	($0.14)	($0.17)
Weighted average common shares outstanding:
Basic	135,963	101,273
Diluted	135,963	101,273

*	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$28,310	$343,084
Other current assets	144,231	145,242

Total current assets	172,541	488,326
Total property, plant and equipment, net	2,259,252	1,985,753
Total noncurrent assets	24,741	31,021

Total Assets	$2,456,534	$2,505,100

Total current liabilities	$215,033	$228,497

Long-term debt	546,817	546,832
Other noncurrent liabilities	130,899	143,130

Total noncurrent liabilities	677,716	689,962

Total liabilities	892,749	918,459
Total equity	1,563,785	1,586,641

Total Liabilities and Shareholders’ Equity	$2,456,534	$2,505,100

Parsley Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three months ended
	March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(25,691)	$(23,558)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash and other items	73,050	59,746
Changes in operating assets and liabilities	(27,454)	(18,201)

Net cash provided by operating activities	19,905	17,987

Net cash used in investing activities	(334,459)	(145,144)

Cash flows from financing activities
Net repayments from long-term debt	(237)	(120,164)
Issuance of common stock	36	224,007
Other	(19)	—

Net cash (used in) provided by financing activities	(220)	103,843

Net decrease in cash and cash equivalents	(314,774)	(23,314)
Cash and cash equivalents, beginning of period	343,084	50,550

Cash and cash equivalents, end of period	$28,310	$27,236

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDAX

Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net (loss) income before depreciation, depletion and amortization, exploration costs, (gain) loss on sales of oil and natural gas properties, asset retirement obligation accretion expense, stock-based compensation, net interest expense, income tax (benefit) expense, rig termination costs, derivative (income) loss, net settlements on derivative instruments, and net premium realizations on options that settled during the period.

Management believes Adjusted EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.

The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income for each of the periods indicated.

Parsley Energy, Inc.

Adjusted EBITDAX

(Unaudited, in thousands)

	Three months ended
	March 31,
	2016	2015
Adjusted EBITDAX reconciliation to net income:
Net loss attributable to Parsley Energy, Inc. stockholders	$(19,354)	$(17,024)
Net loss attributable to noncontrolling interests	(6,337)	(6,534)
Depreciation, depletion and amortization	49,384	37,381
Exploration costs	688	3,219
Gain on sale of property	(350)	—
Accretion of asset retirement obligations	170	249
Stock-based compensation	2,759	1,641
Interest expense, net(1)	11,289	11,841
Income tax benefit	(9,568)	(5,474)
Rig termination costs	—	5,100
Derivative income	(2,088)	(7,142)
Net settlements on derivative instruments	18,440	13,196
Net premium realization on options that settled during the period	10,414	(136)

Adjusted EBITDAX	$55,447	$36,317

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income (Loss)

Adjusted net income (loss) is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration costs, and rig termination costs while adjusting for noncontrolling interest and the associated changes in estimated income tax. It should not be considered an alternative to consolidated net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income (loss) to the GAAP financial measure of net income (loss).

Parsley Energy, Inc.

Adjusted Net Loss and Net Loss Per Share

(Unaudited, in thousands, except per share data)

	Three months ended
	March 31, 2016	March 31, 2015
Net loss attributable to Parsley Energy, Inc. stockholders	$(19,354)	$(17,024)
Derivative income	(2,088)	(7,142)
Net settlements on derivative instruments	18,440	13,196
Net premium realization on options that settled during the period	10,414	(136)
Gain on sale of property	(350)	—
Exploration costs	688	3,219
Rig termination costs	—	5,100
Noncontrolling interest	(6,196)	(6,534)
Change in estimated income tax	(6,852)	(494)

Adjusted net loss	$(5,298)	$(9,815)

Weighted average diluted shares outstanding	169,006	133,574
Adjusted net loss per diluted share	$(0.03)	$(0.07)

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